LOCK-UP AGREEMENT


STRICTLY CONFIDENTIAL
---------------------

August 19, 1999

Jean J. Belanger
c/o Metrowerks Inc.
9801 Metric Boulevard
Suite 100
Austin, Texas
78758

Dear Mr. Belanger:

                  This letter agreement (the "Agreement") sets out the terms and conditions upon which Motorola, Inc. (the "Purchaser") will cause a direct or indirect wholly-owned subsidiary of the Purchaser (the "Offeror") to make an offer (the "Offer") on substantially the terms and conditions set forth in Schedule A to the offer agreement between Metrowerks Inc. (the "Company") and the Purchaser dated the date hereof (the "Offer Agreement"), to purchase all of the issued and outstanding common shares (the "Shares") of the Company.

                  This Agreement also sets out the terms and conditions of the agreement by Jean J. Belanger (the "Shareholder") irrevocably to deposit, or cause to be deposited, under the Offer: (i) the 1,865,239 Shares presently owned beneficially by the Shareholder; (ii) the 30,000 Shares issuable upon the exercise of certain stock options held by the Shareholder, subject to the acceleration by the Company of the vesting of such options; and (iii) any Shares subsequently obtained by the Shareholder (the "Shareholder's Shares"), and sets out the obligations and commitments of the Shareholder in connection therewith.

                                    ARTICLE 1

                                    THE OFFER
                                    ---------

1.1_              TIMING OF THE OFFER.
                  -------------------

                  The Purchaser agrees to cause the Offeror to make the Offer for all of the Shares within the time and upon the terms as provided for in the Offer Agreement, and subject to the conditions therein contained.

1.2               MODIFICATION OF OFFER.
                  ---------------------

                  The Purchaser agrees that it will not cause or permit the Offeror to amend, modify or change the Offer without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld, and to provide a draft of any proposed amendment, modification or change to the Offer to the Shareholder and to consult with the Shareholder with respect to the terms and conditions of such proposed amendment, modification or change of the Offer. The covenants in the foregoing sentence shall not apply in respect of any amendments, modifications or changes to the Offer in accordance with section 1 of Schedule A hereto or where the Purchaser has been notified or becomes aware of a Competing Transaction (as defined in section 3.1(b) hereof).

1.3               GENERAL.
                  -------

                  Subject to the terms and conditions of the Offer Agreement, the Purchaser hereby covenants to use, and to cause the Offeror to use, its reasonable commercial efforts to successfully complete the Offer and the transactions contemplated by this Agreement.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

2.1               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.
                  -------------------------------------------------

                  The  Shareholder   hereby   represents  and  warrants  to  the
Purchaser that:

                  (a) Authorization. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement enforceable by the Purchaser against the Shareholder in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

                  (b) Ownership of Shares. The Shareholder: (i) is the sole beneficial owner of 1,865,239 Shares which are currently held by the Shareholder; and (ii) upon the acceleration of the vesting thereof, will be the sole beneficial owner of the 30,000 Shares issuable upon the exercise of stock options held by the Shareholder to acquire such Shares at an exercise price of U.S. $3.95 per Share. The Shareholder also holds an aggregate of 26,000 vested and unvested options to acquire Shares at exercise prices of U.S. $9.35 per Share or higher. Except as stated in this paragraph, the Shareholder does not own or control, directly or indirectly any other Shares or options, rights or other entitlements to acquire Shares. The Shareholder has the exclusive right to dispose of the Shareholder's Shares as provided in this Agreement and the Shareholder is not a party to, bound or affected by or subject to, any charter or by-law provision, statute, regulation, judgment, order, decree or law of which a breach would occur as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

                  (c) Good Title. The Shareholder's Shares to be acquired by the Offeror directly or indirectly from the Shareholder pursuant to the Offer will be acquired with good and marketable title, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever.

                  (d) No Agreements. No person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition or transfer from the Shareholder, or any registered holder of Shareholder's Shares, of any of the Shareholder's Shares, or any interest therein or right thereto, except pursuant to this Agreement.

                  (e) Voting. Neither the Shareholder nor any registered holder of the Shareholder's Shares has previously granted or agreed to grant any ongoing proxy in respect of the Shareholder's Shares or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the Shareholder's Shares.

                  (f) No Proceeding Pending. There is no claim, action, lawsuit, arbitration, mediation or other proceeding pending or, to the best of the knowledge, information and belief of the Shareholder, threatened against the Shareholder, which relates to this Agreement or otherwise materially impairs the ability of the Shareholder to consummate the transactions contemplated hereby.

                  (g) Arm's Length Negotiation. The price payable by the Purchaser for the Shares pursuant to the Offer (the "Offer Price") was arrived at through negotiation between the Shareholder and the Purchaser and, at the time of such negotiations, the Shareholder had full knowledge of and access to information concerning the Company such that the underlying value of the Company was a material factor considered by the Shareholder in arriving at the Offer Price, and there were no non- financial factors or other factors peculiar to the Shareholder which were considered relevant by the Shareholder in assessing the price offered by the Purchaser and in arriving at the Offer Price.

                  (h) Company Public Disclosure Documents. To the best of the knowledge of the Shareholder: (i) all forms, reports, statements, schedules and documents required to be filed by the Company with securities regulatory authority under applicable securities laws (collectively, the "Reports") did not, at the time filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
                       (ii) the Company has not filed any confidential material change report with any securities regulatory authority or stock exchange which at the date of this Agreement remains confidential; and (iii) the Company has publicly disclosed in the Reports any information regarding any event, circumstances or action taken or failed to be taken by the Company or its subsidiaries which could individually or in the aggregate reasonably be expected to constitute a Material Adverse Effect.

                  (i) Company Representations and Warranties. To the best of the knowledge of the Shareholder, all of the representations and warranties of the Company set forth in the Offer Agreement are true and correct.

2.2               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
                  -----------------------------------------------

                  The Purchaser represents and warrants to the Shareholder as follows:

                  (a) Organization. The Purchaser is, and the Offeror will be at the date of the Offer, a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation.

                  (b) Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement, and the Offeror will have at the date of the Offer all necessary corporate power and authority to make the Offer and to carry out the transactions contemplated hereby and by the Offer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement. The Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement enforceable by the Company against the Purchaser in accordance with its terms, subject, however, to the usual limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and the availability of equitable remedies.

                  (c) Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will conflict with or result in any breach of any provision of the constating documents of the Purchaser.

                                    ARTICLE 3

                          COVENANTS OF THE SHAREHOLDER
                          ----------------------------


3.1               GENERAL.
                  -------

                  The Shareholder hereby covenants that until the Offeror has taken up and paid for the Shares under the Offer or abandoned the Offer, or the terms of this Agreement have been terminated by the Shareholder pursuant to section 5.1, the Shareholder and any registered holder of the Shareholder's Shares will:

                  (a) except as permitted by this Agreement, not take and shall not authorize or permit any investment banker, financial advisor, attorney, accountant or other representative of his or its to take, any action of any kind which may reduce the likelihood of success of or delay the take up and payment of Shares deposited under the Offer or the completion of the Offer, including but not limited to any action to continue, solicit, initiate, assist or encourage inquiries, submissions, proposals or offers from any other person, entity or group, and will cease immediately and not continue or participate in any discussions or negotiations regarding, or furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to:

                       (i) the direct or indirect acquisition or disposition of all or any Shares or any other securities of the Company or its subsidiaries, or

                       (ii) any  amalgamation,  merger,  sale of any part of the
                            Company's or any of its subsidiaries' assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving the Company or any of its subsidiaries or assets;

                       other than in the Shareholder's capacity as director of the Company and as required by law in the exercise of his fiduciary duties as a director (but subject to the terms and conditions of the Offer Agreement);

                  (b) notify the Offeror within 24 hours of becoming aware of a proposal which, if made in writing, could constitute a "competing offer or transaction" (as defined in section

                       10 of the Offer Agreement and referred to herein as a "Competing Transaction") including the identity of any prospective offeror;

                  (c) not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey the Shareholder's Shares, or any right or interest therein (legal or equitable), to any person, entity or group or agree to do any of the foregoing, provided that the
                       Shareholder shall be entitled to transfer the Shareholder's Shares to a wholly-owned holding company of the Shareholder incorporated under the Canada Business Corporations Act for the purpose of utilizing the Holdco Alternative referred to in the Offer Agreement, if available;

                  (d) not grant or agree to grant any proxy or other right to vote the Shareholder's Shares, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind as to the Shareholder's Shares;

                  (e) not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Shareholder's Shares pursuant to this section 3.1, including, but not limited to, the sale of any direct or indirect holding company of the Shareholder (otherwise than to the Offeror pursuant to the Holdco Alternative, if available) or the granting of a proxy on the Shares of any direct or indirect holding company of the Shareholder which would have, indirectly, the effect prohibited by this section 3.1, and not to take any action which would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement;

                  (f) exercise the voting rights attaching to the Shareholder's Shares and otherwise use its best efforts to oppose any proposed action by the Company, its shareholders, any of its subsidiaries or any other person: (i) in respect of any amalgamation, merger, sale of the Company's or its affiliates' or associates' assets, take-over bid, plan of
                       arrangement,      reorganization,       recapitalization,
                       shareholder rights plan, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving the Company or any of its subsidiaries, (ii) which might reasonably be regarded as being directed towards or likely to prevent or delay the take up and payment of Shares deposited under the Offer or the successful completion of the Offer, or (iii) which could result in a Material Adverse Effect;

                  (g) use all reasonable commercial efforts to assist the Purchaser and the Offeror to successfully complete the transactions contemplated by this Agreement;

                  (h) promptly advise the Purchaser orally and in writing of any Material Adverse Effect or any event, condition, change or development with respect to the Company which could reasonably be expected to cause the conditions to the Offer not to be satisfied, known or that becomes known to the Shareholder;

                  (i) not purchase or obtain or enter into any agreement or right to purchase any additional Shares from and including the date hereof up until the termination or withdrawal of the Offer (other than pursuant to the exercise of employee stock options by the Shareholder);

                  (j) exercise the 30,000 options held by the Shareholder to acquire Shares at an exercise price of U.S. $3.95 per Share and deposit the Shares thereby acquired under the Offer in accordance with the terms of this Agreement, and surrender to the Company for cancellation (without payment of any consideration therefor) all of the other options to acquire Shares that are held by the Shareholder, provided that such surrender for cancellation may be made subject to the condition that, and become effective only upon, the Offeror having taken up and paid for any Shares under the Offer;

                  (k) use all reasonable efforts to preserve intact the goodwill of the Company and its subsidiaries, keep available the services of their respective present officers and key employees, and preserve their business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Offer Agreement; and

                  (l) resign as a director of the Company effective at the time and in the manner requested by the Purchaser, after the Offeror takes up and pays for the Shareholder's Shares.

                                    ARTICLE 4

                               DEPOSIT AND PAYMENT
                               -------------------

4.1               DEPOSIT.
                  -------

                  Subject to section 4.2, the Shareholder hereby irrevocably and unconditionally agrees to deposit or cause to be deposited all of the Shareholder's Shares (including for greater certainty all Shares issued or issuable to the Shareholder upon the exercise of options or any other rights to acquire Shares), together with a duly completed and executed letter of transmittal, under the Offer as soon as practicable and in any event no later than the expiry of the Offer. In the event that the Shareholder subsequently obtains any additional Shares as contemplated by section 3.1(i) hereof or otherwise, such Shares shall likewise be immediately deposited under the Offer. The

Shareholder may effect the deposit of the Shareholder's Shares under the Offer by depositing the Shareholder's Shares and the Holdco Shares (as defined in the Offer Agreement) in accordance with the Holdco Alternative described in the Offer Agreement, if available.

4.2               NO WITHDRAWAL.
                  -------------

                  The Shareholder hereby irrevocably and unconditionally agrees that neither it nor any person on its behalf will withdraw or take any action to withdraw any of the Shareholder's Shares deposited under the Offer, or any Holdco Shares deposited under the Offer, notwithstanding any statutory rights or other rights under the terms of the Offer or otherwise which it might have, unless this Agreement is terminated in accordance with its terms prior to the taking up of the Shareholder's Shares or Holdco Shares under the Offer or unless:

         (a) in the event that the Offer is not extended in accordance with Schedule A, the Offeror does not take up and pay for the Shares under the Offer on or before 60 days after the date of the Offer;

         (b) in the event that the Offer is extended in accordance with Schedule A, the Offeror does not take up and pay for the Shares under the Offer on or before the end of the tenth day following the expiry of the Offer; or

         (c) the Shareholder receives the consent of the Purchaser or the Offeror to so withdraw the Shareholder's Shares.

4.3      APPOINTMENT OF PROXY.
         --------------------

                  The Shareholder hereby grants to, and appoints, the Purchaser and the Secretary of the Purchaser and the Chief Financial Officer of the Purchaser, in their respective capacities as officers of the Purchaser, and any individual who shall hereafter succeed to any such office of the Purchaser, and any other designee of the Purchaser, each of them individually, the Shareholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shareholder's Shares, and to sign such Shareholder's name to any written consent of the holders of the Shares with respect thereto, in order to give effect to the covenants of the Shareholder contained in this Agreement and in furtherance of the obligations of the Company contained in the Offer Agreement. The Shareholder agrees that this proxy is irrevocable until this Agreement is terminated in accordance with Article 5 hereof and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to the Shares.

4.4      STOP TRANSFER ORDER.
         -------------------

                  In furtherance of the transactions contemplated by this Agreement and the Offer Agreement, the Shareholder hereby authorizes the Purchaser to instruct the Company to direct its transfer agent to place a stop transfer order on the Shareholder's Shares and not to amend, terminate or waive any of the terms of such stop transfer order (other than to permit the transfer of the Shareholder's Shares to the Offeror) during the term of this Agreement.

                                    ARTICLE 5

               TERMINATION BY THE SHAREHOLDER AND BY THE PURCHASER
               ---------------------------------------------------

5.1               TERMINATION BY THE SHAREHOLDER.
                  ------------------------------

                  The Shareholder, when not in default in performance of his obligations under this Agreement, may, without prejudice to any other rights, terminate this Agreement by notice to the Purchaser if

                  (a) the Offer has not been made as provided in section 1.1 hereof,

                  (b) the Offer does not substantially conform with, or subject to section 1.2 hereof is modified in a manner so as not to conform with, the description in Schedule A hereto or the provisions of this Agreement; or

                  (c) Shares deposited under the Offer (including the Shareholder's Shares) have not, for any reason whatsoever, been taken up and paid for on or before the end of the tenth day following the expiry of the Offer.

5.2      TERMINATION BY THE PURCHASER.
         ----------------------------

                  The Purchaser, when not in default in performance of its obligations under this Agreement, may, without prejudice to any other rights, terminate this Agreement by notice to the Shareholder if

                  (a) the Shareholder has not complied in all material respects with its covenants to the Purchaser contained herein;

                  (b)  any  of  the   representations   and  warranties  of  the
                       Shareholder contained herein is untrue or inaccurate;

                  (c) the Company has not complied in all material respects with its covenants to the Purchaser under the Offer Agreement;

                  (d) the conditions in section 4 of Schedule A hereto are not satisfied or waived by the Offeror on or prior to the expiry of the Offer; or

                  (e)  the Purchaser terminates the Offer Agreement.

5.3               EFFECT OF TERMINATION.
                  ---------------------

                  In the case of any termination of this Agreement pursuant to this Article 5, this Agreement shall be of no further force and effect. Such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                                    ARTICLE 6

                                     GENERAL
                                     -------

6.1               SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                  ------------------------------------------

                  The representations and warranties shall not survive the consummation of the Offer, provided that the representations and warranties of the Shareholder in section 2.1(a) through (e) of this Agreement shall survive indefinitely and the other representations and warranties of the Shareholder in section 2.l of this Agreement shall terminate upon the expiry of the Offer. No investigations made by or on behalf of the Purchaser, the Offeror or any of their authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty or covenant made by the Shareholder in or pursuant to this Agreement.

6.2               DISCLOSURE.
                  ----------

                  Except as may otherwise be required by law or by regulatory authorities having discretion over such matters, each party hereto agrees that it will not make any public disclosure with respect to this Agreement or the negotiations related to this Agreement in each case without the prior approval of the other party, which approval will not be unreasonably withheld. If any party deems that it is required by law or such regulatory authority to make any public announcement or release concerning this Agreement, such party agrees to provide a written copy thereof to the other party in advance of any such announcement or release and to reasonably consider any suggested modifications, which will be provided by the other party in a timely matter. The parties acknowledge that the terms of this Agreement will be summarized in the Offer and in the Directors' Circular relating to the Offer.

6.3               ASSIGNMENT.
                  ----------

                  This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Purchaser, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

6.4               TIME.
                  ----

                  Time shall be of the essence of this Agreement.

6.5               CURRENCY.
                  --------

                  All sums of money referred to in this Agreement shall mean U.S. funds.

6.6               GOVERNING LAW.
                  -------------

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of the interpretation and enforcement of this Agreement.

6.7               ENTIRE AGREEMENT.
                  ----------------

                  This Agreement, including Schedule A hereto, constitutes and comprises the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

6.8               AMENDMENTS.
                  ----------

                  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

6.9               DEFINITIONS.
                  -----------

                  For the purposes of this Agreement the term:

                  (a)  "affiliates"   and   "associates"   means  the   persons,
                       companies and other entities included in the definitions of such terms under the Securities Act (Ontario);

                  (b) "business day" means any day, other than a Saturday or Sunday, on which chartered banks in the City of Austin, Texas and the City of Toronto, Ontario are open for business;

                  (c) "Effective Date" means any date upon which the Offeror takes up and pays for Shares under the Offer;

                  (d) "Material Adverse Effect" has the meaning ascribed to such term in the Offer Agreement;

                  (e)  "material      fact",      "material      change"     and
                       "misrepresentation"   are  used  as  defined   under  the
                       Securities Act (Ontario); and

                  (f) "Shares" shall include any shares into which the Shares may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the Shares.

                  For the purposes of this Agreement, if the last day of a period of days is not a business day, the period shall be extended to the next following day which is a business day.

6.10              SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS.
                  -----------------------------------------------

                  Each of the parties recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Offer, that the Purchaser would not contemplate causing the Offer to be made and the Shareholder would not agree to its covenants to the Purchaser herein and to irrevocably deposit the Shareholder's Shares to the Offer unless this Agreement was executed and that a breach by a party of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief.

6.11              NOTICES.
                  -------

                  Any notice required or permitted to be given hereunder shall be written, and shall be either (i) personally delivered, (ii) sent by a reputable common carrier guaranteeing next business day delivery, or (iii) sent by facsimile, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent.

         (a)      If to the Purchaser or the Offeror, addressed as follows:

                  Motorola, Inc.
                  1303 East Algonquin Road
                  Shaumburg, Illinois
                  60196

                  Attention:        Corporate Business Development
                  Facsimile:        (847) 576-8890

         with a copy to:

                  Motorola, Inc.
                  Law Department
                  1303 East Algonquin Road
                  11th Floor
                  Shaumburg, Illinois
                  60196

                  Attention:        General Counsel
                  Facsimile:        (847) 576-3628

         (b)      to the Shareholder, addressed as follows:

                  Mr. Jean J. Belanger
                  c/o Metrowerks Inc.
                  9801 Metric Boulevard
                  Suite 100
                  Austin, Texas
                  78758

                  Attention:        Jean J. Belanger
                  Facsimile:        (512) 873-4904

         with a copy to:

                  Tory Tory DesLauriers & Binnington
                  Suite 3000, Aetna Tower
                  P.O. Box 270
                  Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K 1N2

                  Attention:        John C. Sheedy
                  Facsimile:        (416) 865-7380

6.12              EXPENSES.
                  --------

                  Each of the parties shall pay all of its own legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.13              SEVERABILITY.
                  ------------

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

6.14              COUNTERPARTS.
                  ------------

                  This Agreement may be executed by facsimile signature, or otherwise, in two or more counterparts, all of which taken together will constitute one binding agreement.



                                   MOTOROLA, INC.



                                   By:
                                       -----------------------------------------
                                          Name:   William T. Edwards
                                          Title:  Corporate Vice President and
                                                  Director, Strategic Management
                                                  and Planning, Semiconductor
                                                  Products Sector


Agreed and accepted as of this 19th day of August, 1999.



____________________________________________
Jean J. Belanger